UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2009

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.     Other Events.

On July 31, 2009, POZEN Inc., a Delaware Corporation (“POZEN”), received a notice from Dr. Reddy’s Laboratories, Inc. (“Dr. Reddy’s”) pursuant to 21 U.S.C. 355(j)(2)(A)(vii)(IV) (the “Paragraph IV Notice Letter”) indicating that Dr. Reddy’s had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of Treximet® before the expiration of U.S. Patent Nos. 6,060,499, 6,586,458 and 7,332,183.  These patents are assigned to POZEN and listed with respect to Treximet® in the FDA’s Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly called the “Orange Book”).  In its Paragraph IV Notice Letter, Dr. Reddy’s asserts that its generic product will not infringe the listed patents or that the listed patents are invalid.  POZEN is currently evaluating Dr. Reddy’s Paragraph IV Notice Letter.

POZEN previously received Paragraph IV Notice Letters from Par Pharmaceuticals Inc. (“Par”), Alphapharm Pty Ltd., and its designated agent, Mylan Pharmaceuticals Inc. (“Alphapharm”), and Teva Pharmaceuticals USA (“Teva”) indicating that each company had filed an ANDA with FDA, seeking approval to market a generic version of Treximet® before the expiration POZEN’s patents.  POZEN has filed suit against Par, Alphapharm and Teva, all in the United States District Court for the Eastern District of Texas.  All three prior actions have since been consolidated into one suit.  POZEN has full confidence in its intellectual property portfolio related to Treximet® and will vigorously defend its patents if they are infringed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name: William L. Hodges
Title: Chief Financial Officer

Date:  August 19, 2009